Exhibit 16.1




We hereby concur with the disclosure by Cambex Corporation in Form 8-K dated January 4, 2001 of its change of principal independent accountants.




/s/ Belanger & Company, P.C.
Belanger & Company, P.C.
Certified Public Accountants


Chelmsford, Massachusetts
January 10, 2001